EXHIBIT 20


                                      PROXY
                              Network Capital, Inc.
                         SPECIAL MEETING OF STOCKHOLDERS
                               September 24, 2003

The undersigned hereby appoints Bruce Cairney, the attorney and proxy of the Common Stock of Network Capital, Inc. standing in the name of the undersigned at the close of business on August 30, 2003 at a special meeting to be held on September 24, 2003 at 11900 Wayzata Blvd, Basement Conference Room at Marsh Run-1, Minnetonka, MN 55305, at ten (10) o'clock A.M., and any adjournments thereof, with all the powers the undersigned would possess if present in person to vote and act upon the following matters as indicated below:

                                                            FOR     AGAINST
(1)      To amend the Articles of Incorporation
         to change the registered address
         of the Company.                                    [ ]       [ ]
(2)      To amend the Articles of Incorporation
         to increase the authorized number of
         Common shares to 500,000,000, and
         decrease the par value to $.001.                   [ ]       [ ]
(3)      To amend the Articles of Incorporation
         to exempt the Company from
         Minnesota Statutes sections 302A.671
         (Control share acquisitions),
         302A.673 (Business combinations) and
         302A.675 (Takeover offer; fair price).             [ ]       [ ]

      Number of Shares   _________



THIS PROXY WILL BE VOTED FOR THE AMENDMENT OF THE ARTICLES OF INCORPORATION UNLESS OTHERWISE INDICATED.


----------------------------------           ----------------------------------
                                                     (Joint Signature)

Signature(s) of stockholder(s) should correspond exactly with the name(s) shown on your stock certificate(s). If the stockholder is a corporation, give full corporate name and sign by a duly authorized officer and affix corporate seal. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles.

TO SAVE YOUR COMPANY TIME AND EXPENSE, PLEASE SIGN AND RETURN PROXY BY RETURN MAIL.

                              Network Capital, Inc.
                            (A Minnesota corporation)
                           Notice and Proxy Statement


         Notice of Special Meeting of Stockholders on September 24, 2003

                    To Stockholders of Network Capital, Inc.

Notice is hereby given that a Special Meeting of Shareholders of Network Capital, Inc. will be held at 11900 Wayzata Blvd, Basement Conference Room at Marsh Run-1, Minnetonka, MN 55305, at ten (10) o'clock A.M., for the purpose of considering and acting upon:

          (1) A proposal to amend the Articles of Incorporation to change the registered address of the Company.
          (2) A proposal to amend the Articles of Incorporation to increase the authorized number of Common shares to 500,000,000, and decrease the par value to $.001.
          (3) A proposal to amend the Articles of Incorporation to exempt the Company from Minnesota Statues sections 302A.671 (Control share acquisitions), 302A.673 (Business combinations) and 302A.675 (Takeover offer; fair price).

The Company has fixed the close of business on August 30, 2003 as the record date for a determination of stockholders entitled to notice and to vote at the meeting.

Minneapolis, Minnesota
Dated:  September 5, 2003




IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                 PROXY STATEMENT
                                September 5, 2003
Introduction
------------

A Special Meeting of Stockholders of Network Capital, Inc. will be held on September 24, 2003 for the purpose set forth in the Notice of Special Meeting of Stockholders and in this Proxy Statement. The accompanying form of Proxy is solicited on behalf of Network Capital, Inc. in connection with the Special Meeting and any adjournment thereof.

Proxies in the accompanying form, which are properly executed, duly returned to management and not revoked, will be voted in accordance with instructions contained therein. If no instructions are given with respect to any particular matter to be acted upon, proxies will be voted in favor of such matter. Each such proxy granted may be revoked at any time, insofaras not exercised, by notice to the Secretary of Network Capital, Inc.

The only outstanding voting security of Network Capital, Inc. is its Common Stock, $.01 par value. Holders of Network Capital, Inc. Common Stock are entitled to one vote for each share of stock held on the record date. Only Stockholders of record at the close of business on August 30, 2003 are entitled to vote at the Network Capital, Inc. meeting, or any adjournments thereof. As of that date, 4,132,000 shares of Network Capital, Inc. common stock were issued and outstanding. Minnesota law and the Network Capital, Inc. Articles of Incorporation require the affirmative vote of a majority of the holders of the outstanding shares of Common Stock for approval.

Other Matters

The Company knows of no other matters other than those listed in the Notice of Special Meeting of Shareholders which are likely to be brought before such meeting. However, if any other matters, not now known, properly come before such meeting, the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment in such matters.

At the Special Meeting, the following proposals will be acted upon:

Proposal No.        Proposal
------------        --------

     1 To amend the Articles of Incorporation to change the registered address of the Company.
     2 To amend the Articles of Incorporation to increase the authorized number of Common shares to 500,000,000, and to decrease the par value to $.001.
     3 To amend the Articles of Incorporation to exempt the Company from Minnesota Statutes sections 302A.671 (Control share acquisitions), 302a.673 (Business combinations) and 302A.675 (Takeover offer; fair price)

         AMENDMENT OF ARTICLES OF INCORPORATION OF NETWORK CAPITAL, INC.
         ---------------------------------------------------------------

The shareholders will be asked to vote for the amendments to the Articles of Incorporation of Network Capital, Inc. The proposed amendments are as follows:

                                   ARTICLE II

     The address of registered office of the corporation is: 406 Meadowood Lane, Burnsville, MN 55337.

                                   ARTICLE III

     The corporation shall be authorized to issue Five Hundred Million (500,000,000) shares of common stock with $.001 par value. The corporation shall also be authorized to issue Five Million (5,000,000) shares of undesignated stock, $.01 par value, with such rights as the Board of Directors may from time to time determine. Each common shareholder shall be entitled to one vote per share and there shall be no cumulative voting rights. No shareholder of the corporation shall have any preemptive right to subscribe to or purchase any new or additional shares of any class of stock of this corporation.

                                   ARTICLE VI

     Minnesota Statues sections 302A.671 (Control share acquisitions), 302A.673 (Business combinations) and 302A.675 (Takeover offer; fair price) shall not apply to this corporation.

Expenses and Methods of Solicitation
------------------------------------

The entire expense of preparing, assembling, printing and mailing the Proxy form and materials used in the solicitation of proxies will be paid by Network Capital, Inc. Network Capital, Inc. will request banks and brokers to solicit their customers who beneficially own Common Stock of Network Capital, Inc. listed in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of solicitation. In addition to the use of the mails, solicitation may be made by officers of Network Capital, Inc. by telephone, telegraph, cable and personal interview. Network Capital, Inc. does not expect to pay any compensation for the solicitation of proxies.


Discretionary Authority
-----------------------

While the Notice of Special Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Company has no knowledge of any matters to be presented for action by the Stockholders at the Meeting other than as hereinabove set forth. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.



Network Capital, Inc.


/s/ Bruce  Cairney
-----------------------------------
Bruce Cairney, Secretary